                                                                    Exhibit 99.1


Media Contact                                j2 Global Communications
-------------                                ------------------------
Jenni Benzaquen/Steven Greene                Jeff Adelman or Scott Turicchi
Sperling Greene Associates                   j2 Global Communications, Inc.
310-548-5493/201-871-0856                    (323) 860-9276
jenni benzaquen@hotmail.com                  investorinfo@j2.com
---------------------------                  -------------------


                     j2 Global Communications, Inc. Reports
           Operating Cash Profit, Positive Net Income Before Goodwill
                                     For Q2

                      Record Revenues and Positive EBITDA

HOLLYWOOD, California, July 23, 2001 -- j2 Global Communications, Inc. (NASDAQ:
JCOM), a pioneer in unified messaging and communications services, today reported financial results for the second quarter ended June 30, 2001, including its first quarterly profit before amortization of goodwill and intangibles. Second quarter revenues for the Company rose 161% quarter-over-quarter to $7.9 million and gross profit rose 260% to $4.8 million.

Key financial results for the quarter and comparisons versus the year-ago quarter are as follows:

  ---------------------------------------------------------------------------
                                          Quarter            Quarter
                                           ended              ended
                                           Q2'01              Q2'00
  ---------------------------------------------------------------------------
  Revenues                             $7.9 million      $ 3.0 million
  ---------------------------------------------------------------------------
  Gross Profit                         $4.8 million      $ 1.3 million
  ---------------------------------------------------------------------------
  Operating Cash Profit (Burn)         $    732,000      ($3.9 million)
  ---------------------------------------------------------------------------
  EBITDA (Loss)                        $    581,000      ($4.9 million)
  ---------------------------------------------------------------------------
  Earnings (Loss)                      $     25,000/     ($4.8 million)/
  (Before amortization of goodwill     nil per share     ($0.53) per share
  and intangibles)
  ---------------------------------------------------------------------------

The financial results set forth above are inclusive of eFax.com from November 29, 2000, the date j2 acquired eFax.com.

"Individual and corporate users alike are embracing j2's communications solutions and our financial results are a testament to the value we bring to our customers," said Richard Ressler, Chairman of j2 Global Communications. "With the addition of our newly appointed president overseeing day-to-day operations and leading our highly-qualified executive team, we're more confident than ever in the success of our business."

"At a time when profitability, combined with continued growth, are scarce among technology companies, we are proud to be a part of a select group of companies that are executing successfully," said Scott M. Jarus, President of j2 Global Communications. "Our financial results are not only a testament to the value we bring our customers, but also to our sound business practices and the hard work of the j2 employee team."

Key Quarterly Achievements
 .  Increased corporate DIDs deployed by over 22% versus the prior quarter.
 . Successfully completed eFax.com re-pricing, retaining greater than 85% of paid eFax DIDs.
 . Successfully implemented and deployed an enhanced network architecture providing improved service capabilities and greater flexibility for future product offerings.
 . Substantially completed the physical migration of eFax POPs into the j2 network and completed preparations to finalize all aspects of the migration by the end of Q3.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "is confident," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the Company's filings with the SEC.

About j2 Global Communications
j2 Global Communications provides enhanced messaging and communications services to over 4.6 million users around the world through three distinct sales channels -- Web, Corporate and Licensed Services. j2's next generation global network -- capable of providing billing, customer support, transport and value added applications -- spans 4 continents, 14 countries and 550 cities. j2 sells it services to individual users through its eFax.com and j2.com websites, and to corporations through its direct sales force. For a streaming video describing j2's corporate services, please visit http://www.j2.com/corporate/corporate.asp.
                                      -----------------------------------------
For more information about j2, please visit http://www.j2.com/.
                                            ------------------

                                      ###

                        J2 GLOBAL COMMUNICATIONS, INC.
                Condensed Consolidated Statement of Operations
                                  (Unaudited)
                   (in thousands, except per share amounts)

                                                            Three months ended            Six months ended
                                                                 June 30,                       June 30,
                                                       --------------------------   ----------------------------
                                                          2001           2000           2001            2000
                                                       -----------    -----------   ------------     -----------
Revenues
    Subscriber                                         $     7,537    $     3,008   $     13,706           5,873
    Hardware                                                    --             --            742              --
    Other                                                      326             --            627              --
                                                       -----------    -----------   ------------     -----------
    Total revenue                                            7,863          3,008         15,075           5,873

Cost of revenue
    Subscriber                                               3,063          1,676          6,118           3,037
    Other                                                       --             --            450              --
                                                       -----------    -----------   ------------     -----------
    Total cost of revenue                                    3,063          1,676          6,568           3,037

    Gross profit                                             4,800          1,332          8,507           2,836

Operating expenses:
    Sales and marketing                                      1,003          2,429          2,187           4,618
    Research and development                                   647            564          1,181           1,353
    General and administrative                               3,502          3,809          7,219           7,772
    Amortization of goodwill and other intangibles           1,734          1,141          3,470           1,801
                                                       -----------    -----------   ------------     -----------

    Total operating expenses                                 6,886          7,943         14,057          15,544

Operating Loss                                              (2,086)        (6,611)        (5,550)        (12,708)

Other income (expense), net                                    377            676            801           1,474

Net Loss                                                    (1,709)        (5,935)        (4,749)        (11,234)
                                                       -----------    -----------   ------------     -----------

Net loss attributable to
    common stockholders                                $    (1,709)   $    (5,935)  $     (4,749)        (11,234)
                                                       ===========    ===========   ============     ===========

Basic and diluted net loss
    per common share:

    Loss before acquisition related amortization
        of goodwill and other intangibles              $        --    $     (0.53)  $      (0.11)          (1.07)
    Loss from amortization of goodwill and other
        intangibles                                          (0.15)         (0.13)         (0.30)          (0.20)
                                                       -----------    -----------   ------------     -----------

    Net Loss Per Share                                 $     (0.15)   $     (0.66)  $      (0.41)    $     (1.27)
                                                       ===========    ===========   ============     ===========

Weighted average shares outstanding                     11,483,292      9,004,053     11,498,434       8,843,341
                                                       ===========    ===========   ============     ===========

                        J2 GLOBAL COMMUNICATIONS, INC.
                     Condensed Consolidated Balance Sheets
                                  (Unaudited)
                                (in thousands)

ASSETS                                             June 30, 2001      December 31, 2000
                                                 ----------------     -----------------
    Cash and cash equivalents                    $         22,036     $        23,824
    Short-term investments                                  1,994               1,963
    Accounts receivable, net                                2,620               2,443
    Prepaid expenses and other                              1,792               2,047
                                                 ----------------          -----------

    Total current assets                                   28,442              30,277

    Furniture, fixtures and equipment, net                  6,099               6,214
    Goodwill, net                                          18,166              20,759
    Other purchased intangibles, net                        2,163               2,945
    Long-term investments                                       0               2,320
    Other assets                                            2,182               2,790
                                                 ----------------     ---------------
    Total assets                                 $         57,052     $        65,305
                                                 ================     ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
    Accounts payable and accrued expenses        $          4,052     $         5,298
    Accrued exit costs                                      1,142               2,106
    Deferred revenue                                        1,101               1,485
    Current portion of capital lease payable                  609                 295
    Current portion of long-term debt                         844               1,285
    Other                                                     433                 132
                                                 ----------------     ---------------
    Total current liabilities                               8,181              10,601

    Capital lease obligations                                   0                 168
    Long-term debt                                            180                 416
                                                 ----------------     ---------------
    Total liabilities                                       8,361              11,185

    Redeemable common stock                                     0               7,065
    Common stock subject to put option                        998                 998

    Total stockholders' equity                             47,693              46,057
                                                  ---------------     ---------------

    Total liabilities and stockholders' equity    $        57,052     $        65,305
                                                  ===============     ===============
